Unigene Investor Contact:

The Investor Relations Group

Daniel Berg/Dian Griesel, Ph.D.

Phone: 212-825-3210

Media Contact: Lynn Granito

Phone: 212-825-3210

UNIGENE INITIATES ORAL CALCITONIN

CLINICAL STUDY IN HUMANS

FAIRFIELD, NJ – August 2, 2007 — Unigene Laboratories, Inc. (OTCBB: UGNE) has initiated a clinical study in the U.S. with its proprietary formulation of oral calcitonin for the treatment of osteoporosis.

The tablets used in the study utilize an improved solid dosage form of Unigene’s Enteripep® oral delivery technology. The novel dosage form is the subject of a recently filed patent application and has already been shown in animal studies to deliver a more consistent dose of calcitonin while maintaining therapeutic blood levels of this peptide. An earlier version of the Enteripep technology has previously been used to successfully deliver calcitonin, parathyroid hormone (PTH) and several other therapeutically- important peptides in human and animal studies.

“Unigene has conducted a rigorous solid dosage form development effort over the last year to improve our proprietary delivery technology by reducing the variability of the dose to the patient, which has been a persistent problem for peptide oral delivery technologies,” stated Dr. Warren Levy, President and CEO of Unigene. “We believe that the novel formulation not only achieves that goal, but also simplifies the manufacturing process. We also believe that the improved formulation should be applicable to the oral delivery of several other peptides that are currently in Unigene’s pipeline.”

Unigene previously licensed its Secrapep® manufacturing technology to Novartis for a second formulation of oral calcitonin that entered Phase III clinical studies earlier this year for osteoporosis and osteoarthritis.

About Unigene Laboratories Inc:

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical® to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin,

PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon Unigene Laboratories, Inc.’s management’s current expectations, estimates, beliefs, assumptions, and projections about Unigene’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These risks and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene’s cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene’s Securities and Exchange Commission filings.